Exhibit 99.1

Consent of Nominee Director

     I am a director or nominee for director of the Company, I hereby consent to being named as a director or nominee for director in the Registration Statement or any other filings or communications with the Securities Exchange Commission or Nasdaq.

/s/ Douglas S. Ingram
Signature

Dated: April 15, 2005

Exhibit 99.1

Consent of Nominee Director

     I am a director or nominee for director of the Company, I hereby consent to being named as a director or nominee for director in the Registration Statement or any other filings or communications with the Securities Exchange Commission or Nasdaq.

/s/ Anthony M. Palma
Signature

Dated: April 13, 2005

Exhibit 99.1

Consent of Nominee Director

     I am a director or nominee for director of the Company, I hereby consent to being named as a director or nominee for director in the Registration Statement or any other filings or communications with the Securities Exchange Commission or Nasdaq.

/s/ Carl M. Womack
Signature

Dated: April 6, 2005

Exhibit 99.1

Consent of Nominee Director

     I am a director or nominee for director of the Company, I hereby consent to being named as a director or nominee for director in the Registration Statement or any other filings or communications with the Securities Exchange Commission or Nasdaq.

/s/ Kevin G. Wulff
Signature

Dated: April 12, 2005